UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Safeguard Scientifics, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On June 30, 2008, Safeguard Delaware, Inc. (“SDI”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”), both subsidiaries of Safeguard Scientifics, Inc. (“Safeguard”), entered into an Amended and Restated Loan and Security Agreement, dated as of June 30, 2008 (“Loan Agreement”), by and among Comerica Bank (“Bank”), SDI and SSDI.  The Loan Agreement extended the maturity date of the facility from June 30, 2008 to June 29, 2009 and decreased, at Safeguard’s request, the total facility size from $75 million to $30 million.  With the exception of the fee payable to the Bank for the outstanding $6.3 million letter of credit under the Loan Agreement (which was increased from 0.5% to 1.5% annually), the other terms of the facility, including the rate of interest and payment terms, remain substantially the same.  Safeguard is a guarantor of the obligations of SDI and SSDI under the facility.

The information set forth above is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1 Amended and Restated Loan and Security Agreement dated as of June 30, 2008, by and among Comerica Bank, Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: July 2, 2008

By: /s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel